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                                                                    EXHIBIT 10.1

                 SECOND AMENDMENT TO REVOLVING CREDIT AGREEMENT


     This Second Amendment to Revolving Credit Agreement (the "Second Amendment") dated as of March ___, 1998, among Tractor Supply Company, a Delaware corporation (the "Borrower"), and BankBoston, N.A. (successor to First National Bank of Boston), a national banking association ("BankBoston"), as agent (the "Agent"), and for itself, in its capacity as a lender hereunder, First American National Bank, a national banking association ("FANB"), and SunTrust Bank Nashville, N.A., a national banking association ("SunTrust"),

                              W I T N E S S E T H:

     WHEREAS, pursuant to the terms of the Revolving Credit Agreement (the "Agreement"), dated as of August 31, 1994, among the Borrower, BankBoston, as Agent, and for itself, in its capacity as a lender under the Agreement, and FANB, the Banks agreed to loan to the Borrower amounts not to exceed $30,000,000. Capitalized terms not otherwise defined herein shall have the meanings ascribed to such terms in the Agreement; and,

     WHEREAS, by First Amendment to Revolving Credit Agreement dated as of July 31, 1996, the Banks agreed to increase the Total Commitments from $30,000,000 to $45,000,000, with the Commitment of BankBoston remaining at $25,000,000, and the Commitment of FANB increasing from $5,000,000 to $20,000,000; and

     WHEREAS, the Banks have agreed to increase the Total Commitments from $45,000,000 to $60,000,000, with the Commitment of BankBoston and FANB to remain at $25,000,000 and $20,000,000, respectively, and with SunTrust having a Commitment for $15,000,000; and

     WHEREAS, the Banks and Borrower desire to amend the Agreement to reflect the increase in the Total Commitments, to extend the Termination Date to August 31, 2002, and to make certain other changes as set forth herein,

     NOW, THEREFORE, in consideration of the foregoing premises, and other good and valuable consideration, the receipt and legal sufficiency of which is hereby acknowledged, the parties hereto hereby agree to amend the Agreement as follows:

     1. Definitions. The following definitions set forth in Section 1.1 of the Agreement are hereby amended to read as follows:

        "Bank" means individually, BankBoston, in its capacity as a Bank, FANB and SunTrust, and "Banks" means collectively, BankBoston, FANB and SunTrust, and each entity's respective successors and assigns.




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     "Revolving Credit Notes" means, collectively, the $25,000,000 Revolving
Credit Note dated as of August 31, 1994, executed by Borrower in favor of BankBoston, the $20,000,000 Amended and Restated Revolving Credit Note dated as of July 31, 1996, executed by Borrower in favor of FANB, and the $15,000,000 Revolving Credit Note of even date herewith executed by Borrower in favor of SunTrust, as amended and supplemented from time to time, and any replacement thereof or substitution therefor.

     "Termination Date" means August 31, 2002, and is the date upon which the Revolving Credit Notes shall be due and payable without demand or the occurrence of any Default or Event of Default.

     "Total Commitments" means the aggregate of the several Commitments of the Banks in the principal amount of up to Sixty Million and 00/100 Dollars ($60,000,000), as set forth in Section 2.1 of this Agreement, including the aggregate of the several Commitments as they may be reduced from time to time.

     2. Section 2.1. The Commitments. Section 2.1 (a) and (b) are hereby deleted, and the following is substituted as Section 2.1 (a) and (b):

          (a) Subject to the terms and conditions of and relying on the representations, warranties and covenants contained in this Agreement, for a period ending on the Termination Date, each Bank agrees to make available, severally but not jointly, to the Borrower, from time to time, as requested by the Borrower, Revolving Credit Loans up to the amount set out below opposite their respective names, which for all of the Banks shall be the aggregate maximum principal amount of up to Sixty Million and 00/100 Dollars ($60,000,000). The maximum Commitment of each of the Banks and its respective percentage of the Total Commitments (the "Commitment Percentage" of each Bank) are as follows:

                                                                  Commitment
     Bank                                    Commitment           Percentage
     ----                                    ----------           ----------
     First American National Bank            $20,000,000          33.33%

     BankBoston, N.A.                        $25,000,000          41.67%

     SunTrust Bank Nashville, N.A.           $15,000,000          25.00%

          (b) The Revolving Credit Loan shall be evidenced by (i) the $20,000,000 Amended and Restated Revolving Credit Note of Borrower to FANB,
     (ii) the $25,000,000 Revolving Credit Note of Borrower to BankBoston, and
     (iii) the $15,000,000 Revolving Credit Note of Borrower to SunTrust, which Revolving Credit Notes are in the form set forth as Exhibit A attached hereto, with each Revolving Credit Note payable in accordance with its terms. The Borrower may obtain Revolving Credit Loans, repay or prepay, without penalty or premium (except that Eurodollar Loans may only be prepaid at the end of the applicable Eurodollar



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     Interest Period, unless such prepayment is made pursuant to Sections 2.8,
     2.9 or 2.10 hereof), at any time or from time to time, in whole or in part, and at the sole discretion of the Borrower), and reborrow hereunder, from the date of this Agreement until the Termination Date, either the full amount of the Total Commitments, or any lesser sum which is in the minimum amount of $500,000, and in the minimum amount of an integral multiple of $100,000 if in excess thereof. Each of the Revolving Credit Loans shall be made by each Bank ratably in accordance with the ratio that its respective Commitment Percentage bears to the amount of such Revolving Credit Loan.

     3. Section 2.6. Interest Rate and Payments of Interest. Section 2.6(a)(4) is hereby deleted, and the following is substituted as new Section 2.6(a)(4):

          (4) The interest for Floating Rate Loans and Eurodollar Loans shall be computed on the basis of a 360 day year, counting the actual number of days elapsed. The interest for Floating Rate Loans shall be due and payable, without notice, quarterly in arrears, on the first day of each calendar quarter, commencing on April 1, 1998. Interest accruing on Eurodollar Loans shall be due and payable, without notice, at the end of the applicable Eurodollar Interest Period for each Eurodollar Loan, provided, however, that with respect to a Eurodollar Loan for which the Borrower has selected a six-month Eurodollar Interest Period, interest accruing on such Eurodollar Loan shall be due and payable at intervals of three (3) months after the first day of such Eurodollar Interest Period and when such Eurodollar Loan is due (whether at maturity, by reason of acceleration or otherwise).

     4. Section 2.12. Letter of Credit Fees. As consideration for the issuance of Letters of Credit, the Borrower agrees to pay to the Agent, for the benefit of the Banks, Letter of Credit Fees equal to one percent (1%) per annum for standby Letters of Credit and Agent's standard fees and interest for commercial Letters of Credit then in effect. The fees due in connection with Letters of Credit issued under this Agreement shall be due and payable quarterly, in arrears, based on the face amount of Letters of Credit issued and outstanding under the terms of this Agreement.

     5. Section 8.1. Financial Ratios. Section 8.1 is hereby amended to reflect that all of the financial covenants set forth in Section 8.1 shall be tested quarterly as of the end of each fiscal quarter, based on a rolling four-quarters basis, beginning March 31, 1998.

     6. Section 10.1. Authorization. The first sentence of Section 10.1 is hereby deleted, and the following is substituted as the new first sentence of
Section 10.1:

     With respect to all funds advanced hereunder or under the Revolving Credit Notes, FANB, BankBoston and SunTrust shall be obligated to advance $20,000,000, $25,000,000, and $15,000,000, respectively, and each such Bank shall own a corresponding undivided interest in this Agreement and a corresponding prorata interest in all Revolving Credit Loans and all Letters of Credit (regardless of the Bank actually issuing the Letter of Credit) made or issued in accordance with the terms of this Agreement.



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     7. Conditions. Notwithstanding any other provision of this Second
Amendment, this Second Amendment shall not be effective until the satisfaction (or waiver by the Agent) of each of the following conditions:

        (a) The Agent shall have received a certificate of the Chief Executive Officer, President, Chief Financial Officer, or Controller of the Borrower stating that, to the best of his knowledge and based on an examination sufficient to enable him to make an informed statement:

            (i) All the representations and the warranties made under this Agreement are true and correct in all material respects as of the date of this Second Amendment; and

           (ii) No Default or Event of Default exists as of the date of this Second Amendment.

        (b) This Second Amendment and the SunTrust Revolving Credit Note, shall have been duly executed and delivered to the Agent.

     8. Notices.  The address for SunTrust for notice purposes is:

        SunTrust Bank Nashville
        Corporate Banking
        P.O. Box 305110
        Nashville, TN 37230-5110
        Attn:  Tracy Elliott

     9. Ratification. Borrower hereby restates and ratifies the covenants and warranties contained in the Agreement, as of the date hereof, and confirms that the terms and conditions of the Agreement, as amended hereby, remain in full force and effect.

     10. Counterparts. This Second Amendment may be executed in counterparts.



       Remainder of page intentionally left blank - signature page follows




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     IN WITNESS WHEREOF, the parties hereto have caused this Second Amendment to be executed by their duly authorized officers as of the day and year first written above.

TRACTOR SUPPLY COMPANY                    BANKBOSTON, N.A., as Agent, and in its
                                          capacity as a lender



BY:_______________________________        BY:_______________________________

TITLE:____________________________        TITLE:____________________________


                                          FIRST AMERICAN NATIONAL BANK



                                          BY:_______________________________

                                          TITLE:____________________________


                                          SUNTRUST BANK NASHVILLE, N.A.



                                          BY:_______________________________

                                          TITLE:____________________________




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